Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS CONSENT


         We consent to the use in this Registration Statement of SK Realty Ventures, Inc. on Form SB-2 of our report dated March 9, 2004, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
December 15, 2004